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                                                                   EXHIBIT 10.24



                      [Logo] Safeguard Scientifics, Inc.

                                                       April 6, 1999


Donna M. Lightner
Office Manager
Internet Capital Group, L.L.C.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pa 19087

Dear Donna:

     As discussed, effective March 1, 1999, the charge for your space in the 800 Building will be increased to $5,745 per month. The rent is based on approximately 3,650 square feet of space (including an allocation of common area space) at a rental rate of approximately $19.00 per square foot.

     This notice letter constitutes the sole written document with respect to the lease of office space from Safeguard Scientifics, Inc. to Internet Capital Group, Inc. There is no formal written lease agreement between Safeguard and Internet Capital; instead, Internet Capital continues to lease office space from Safeguard subject to a verbal understanding.

     Should you have any questions, please feel free to call me.


                                         Sincerely,


                                         /s/ Tonya Kreeger
                                         -----------------
                                         Tonya Kreeger
                                         Corporate Controller



cc: Vera Dolenti